UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

HUNTSMAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Project Nimbus — Internal Q&A

NOT TO BE HANDED OUT.  TO BE USED AS A REFERENCE ONLY.

Overall Key Messages

•                  Access Industries, the parent company of the Buyer, has indicated its intention to operate Huntsman Corporation as a separate business within Basell.

•                  The name of Huntsman Corporation and the existing Huntsman management structure are expected to remain in place.

•                  Huntsman Corporation will continue to be a global leader in differentiated chemistries and offer excellent opportunities for its associates.

1.             Why do the Huntsman family and MatlinPatterson desire to sell their interests in the Company?

For some time, Jon Huntsman has made it clear that in order to fully fund his humanitarian and philanthropic endeavors, he desired to eventually sell his shareholding in Huntsman Corporation.  Likewise, we have known that MatlinPatterson, as an investment fund, must at some point monetize its investment in order to return capital to its investors.  The Board of Huntsman Corporation has now concluded that it is in the best interest of all shareholders to accept the price and terms offered by the Buyer.

2.             Does a sale at this time suggest that the Huntsman family or MatlinPatterson think that Huntsman Corporation has seen its best days?

Not at all.  The desire to sell is no reflection on the future prospects for Huntsman Corporation, but reflects the major shareholders’ respective goals stated above.

3.             Will the Huntsman family retain any divisions or businesses of Huntsman Corporation?

With the exception of the U.S. Base Chemicals and Polymers business, which will be sold to Flint Hills Resources by the end of the year, all the divisions and businesses currently owned by Huntsman Corporation are included in the sale.  No Huntsman divisions or businesses will be “carved out” of the transaction.

4.             Who is the Buyer?

The Buyer is Basell AF SCA, which is an indirect wholly-owned subsidiary of Access Industries.  Basell is the world’s largest producer of polypropylene and Europe’s largest producer of polyethylene.  Basell’s 2006 sales were approximately $13 billion.  Access Industries is the privately held U.S. based industrial group that purchased Basell from BASF and the Royal Dutch Shell Group in 2005.  Access is led by its Founder and

Chairman, Len Blavatnik, an American industrialist, and has developed a diverse portfolio of long-term industrial holdings worldwide focusing on three sectors:  natural resources and chemicals; telecommunications and media; and real estate.

5.             Were there other companies bidding on the Company?  Who were they?

We have a Company policy of not commenting on other bidders or the process leading up to a transaction.

6.             Does this mean that Huntsman will no longer be a publicly traded company?  Will the name of the Company be changed from Huntsman Corporation?

Upon the Closing, the stock of Huntsman Corporation will no longer be publicly traded.  However, the name of the Company will continue to be Huntsman Corporation.

7.             If the stock of Huntsman Corporation will no longer be publicly traded, does that mean we no longer need to be SOX compliant?

No, the Company may continue to have publicly traded debt, and thus we will continue to comply with SOX and our SEC reporting requirements at this time.

8.             When is the transaction expected to Close?

The transaction is expected to Close during the fourth quarter of this year.

9.             Are there any conditions that must be satisfied prior to the Closing?

Yes, there are conditions that must be satisfied; principally, that the Company and Buyer have received the necessary governmental approvals.

10.          Will Huntsman’s divisions be merged with the existing chemical operations of the Buyer?

Access has indicated its intention to operate Huntsman Corporation as a separate business within Basell.  We would expect that the management of Huntsman and Basell will look for synergies between the two companies in the ordinary course.

11.          Where will the Company’s headquarters be located upon Closing?  What will happen to The Woodlands office?  What will happen to the Salt Lake City office?

We expect the Company’s headquarters to continue to be located in The Woodlands with a significant presence in Salt Lake City for the foreseeable future.

12.          Who will comprise the leadership team of the Company going forward?

The existing Huntsman management structure is expected to remain in place.

13.          Will any manufacturing sites be closed as a result of the transaction?

No plant closures are expected to result from the sale of shares to Basell.

14.          Does this mean that Huntsman will keep the U.S. Base Chemicals and Polymers division?

No.  The Company will fulfill its contractual obligations to Flint Hills Resources and expects to close on the sale of the U.S. Base Chemicals and Polymers division later this year.

15.          Why do you believe that Huntsman Corporation will continue to be a good place to work after the sale to Basell?

As a Company, we have nearly completed our transformation to a global market leader focused on its differentiated and pigments businesses.  Huntsman Corporation is very well positioned to continue to grow and succeed in the global economy, and to provide an exciting and rewarding career for its associates.

16.          Will there be a hiring process that we go through to continue our employment with the Company?

No.  The employment of those associates working for the Company or its affiliates upon the Closing Date will automatically continue without additional process or paperwork.

17.          What impact will the sale of the Company have on my compensation and benefit plans?

For at least one year following the Closing of this transaction, the Buyer has committed to provide compensation and employee benefits which, in the aggregate, are materially no less favorable than those made available immediately prior to the sale.

18.          How will the compensation and benefits of union employees be affected?

To the extent that Huntsman has an agreement with a labor union, the Buyer has agreed to recognize that union, assume the contract and adopt the terms of such agreement.

19.          If I am currently eligible to retire, can I retire prior to the Closing?

Yes, assuming that you meet the respective plan eligibility requirements, you can retire any time before or after the closing.

20.          I have a pension benefit due to me from a predecessor employer.  Will this pension benefit be affected by this transaction?

Any pension benefits in a plan sponsored by a company other than Huntsman will be governed by the rules of that particular plan.

21.          What will happen to Huntsman’s contracts with its existing customers and suppliers?

Contracts with our existing customers and suppliers will continue in accordance with their terms.

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the company’s website at http://www.huntsman.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2007. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.